UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 19, 2008
Date of Report
 (Date of earliest event reported)

SouthWest Water Company
(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA 90017-3782
(Address, including zip code, of principal executive offices)

(213) 929-1800
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2008, the Company received a Nasdaq Staff Deficiency Letter indicating that the Company failed to comply with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all reports and other documents filed or required to be filed with the SEC. On November 10, 2008, the Company filed a Form 8-k announcing a delay in the filing of its Form 10-Q for the quarter ended September 30, 2008 pending the completion of a restatement of previously issued financial statements for errors discovered in the third quarter of 2008.

Nasdaq rules permit the Company 60 calendar days to submit a plan to regain compliance. Following a review of this plan, Nasdaq Staff can grant the Company an exception, up to 180 calendar days from the due date of the Periodic Report, or until May 11, 2009, to regain compliance. The Company intends to submit a plan to regain compliance in a timely fashion.

Item 8.01     Other Events

On November 19, 2008 a news release was issued announcing the Nasdaq letter as well as an extension the Company received from the syndicate of lenders for its credit facility with regard to reporting financial results for the 2008 third quarter. As a result of the extension, the Company continues to have full access to its $150 million credit facility for general corporate purposes.

The information contained in the news release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number		Exhibit Description
99.1		Press Release date November 19, 2008 providing an update on corporate developments relating to the Company’s credit facility and Nasdaq listing.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

Date:	November 19, 2008	By:	/S/ CHERYL L. CLARY
			Name:	Cheryl L. Clary
			Title:	Chief Financial Officer

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